Exhibit 99.1

                                                                    Exhibit 99.1

                         Yum! Brands Inc. Reports Strong
         First-Quarter 2007 EPS Growth of 19% or $0.70 Per Share, Led by
              Powerful Growth in China and International Divisions;
                            Raises Full-Year Forecast



    LOUISVILLE, Ky.--(BUSINESS WIRE)--May 1, 2007--Yum! Brands Inc. (NYSE: YUM) today reported results for the first quarter ended March 24, 2007.

    Highlights for the first quarter are . . .

    --  Worldwide operating profit increased 12%.

    -- Strong double-digit operating-profit growth from our international divisions: China, +31%, and YRI, +25%.

    --  Mainland China restaurant unit growth of 19%.

    --  China Division restaurant margin improved 1.1%.

    -- Yum! Restaurants International Division (YRI) unit growth of 4%, the seventeenth consecutive quarter of at least 3% year-over-year unit growth, our ongoing growth target.

    -- Average diluted shares outstanding were reduced by 4%, the eleventh consecutive quarter with year-over-year share reduction.

    Note: All preceding comparisons are versus the same period a year ago.

    FULL-YEAR 2007 OUTLOOK

    We have raised our full-year EPS outlook to at least 11% growth or $3.23 based on the continued strong growth from our China and YRI divisions. The company's prior EPS guidance for 2007 was at least 10% growth or $3.21 per share.

    CONSOLIDATED FINANCIAL HIGHLIGHTS



                                                   First Quarter
                                             -------------------------
                                              2007    2006   % Change
                                             ------- ------- ---------
Traditional Restaurants                      32,558  31,963        +2
System-Sales Growth                              +4%     +5%       NM
Reported EPS                                  $0.70   $0.59       +19


    Note: YUM has 34,692 restaurant locations around the world, which include 2,134 license units.

    David C. Novak, Chairman and CEO, said, "I am pleased to report a strong start to 2007 with first-quarter EPS growth of 19%, led again by very strong operating-profit growth from our China (+31%) and YRI (+25%) divisions. We delivered this great performance in the face of two negative and unforeseen incidents at Taco Bell, which shows the tremendous earnings power of our company. In fact, we are raising our full-year EPS forecast to 11% growth or $3.23 per share from 10%.

    "Our international businesses continue to generate strong consistent growth. We fully expect in 2007, for the seventh straight year, to open at least 1,000 new restaurants outside the U.S., which makes us the leading international developer in the retail category. Our proven capability of generating global growth with high returns and substantial free cash flow gives us confidence to report that we are on track to deliver another year of solid financial performance for our shareholders.

    "The two incidents at Taco Bell resulted in adverse publicity and had the most significant impact on U.S. performance. We have taken immediate actions (detailed in the U.S. Business section) to address both incidents. We expect that the enduring strength of our brands and the plans we have in place will enable us to be back on track for improved U.S. performance during the second half of 2007.

    "In summary, we expect to once again beat our target of at least 10% EPS growth for the sixth straight year based on the strength of our unique global portfolio and continuing to execute our four key strategies: building dominant restaurant brands in China, driving profitable international growth, improving U.S. brand positioning and returns, and driving high ROIC and strong shareholder payout."

    CHINA DIVISION



                                                 First Quarter
($ million, except restaurant counts                          %
and percentages)                                           Change
                                                        --------------
                                                                 Excl
                                          2007   2006   Reported  F/x
                                          ------ ------ -------- -----
Key Financial Measures
System-Sales Growth                                         +24   +19
  MAINLAND CHINA (MLC) ONLY                                 +28   +23
Same-Store-Sales Growth - MLC                                NA    +9
Company Sales                               331    269      +23   +18
Restaurant Margin %                        22.9   21.8     +1.1  +1.1
Operating Profit                             76     58      +31   +26

----------------------------------------------------------------------
Key Development Metrics
for MAINLAND CHINA ONLY
Total YUM Restaurants                     2,202  1,851      +19   NA
   KFC                                    1,881  1,602      +17   NA
   Pizza Hut Casual Dining                  273    215      +27   NA
   Pizza Hut Home Service                    39     28      +39   NA


    Note: China Division includes mainland China, Thailand and the KFC Taiwan business.

    For the first quarter 2007, company sales for the China Division increased 18% in local-currency terms due to continued strong unit expansion of KFC and Pizza Hut in mainland China as well as strong same-store-sales growth in mainland China of 9%.

    First-quarter 2007 reported operating profit increased 31% versus last year including the positive impact of foreign exchange. The key contributing factors were sales growth and continued development in mainland China for both KFC and Pizza Hut. Additionally, with this strong performance, the restaurant margin improved 1.1 percentage points.

    YUM! RESTAURANTS INTERNATIONAL DIVISION (YRI)



                                                First Quarter
($ million, except restaurant counts                          %
and percentages)                                           Change
                                                        --------------
                                                                 Excl
                                         2007    2006   Reported  F/x
                                        ------- ------- -------- -----
Key Financial Measures
System-Sales Growth                                         +13   +10
Franchise & License Fees                   121     110      +10    +8
Franchisee Sales                         2,186   2,071       +6    +4
Company Sales                              560     359      +56   +50
Operating Margin %                        17.4    20.1     (2.7) (2.4)
Operating Profit                           119      95      +25   +23

----------------------------------------------------------------------
Key Development Metrics
Traditional Restaurants                 11,791  11,378       +4   NA
  KFC                                    6,610   6,273       +5   NA
  Pizza Hut                              4,712   4,642       +2   NA
Franchise Restaurants                    9,483   8,926       +6   NA


    First-quarter 2007 operating profit for YRI increased 25% including the positive impact of foreign exchange. System-sales increased 10% in local currency terms, one of the best quarterly performances ever for the division. In particular the KFC brand delivered strong system-sales growth of 13% in local currency terms with strong performances across our KFC franchise markets as well as our KFC U.K. business. Overall, the vast majority of our YRI markets generated solid same-store-sales growth (+7% for the system), and we are continuing to add new KFC and Pizza Hut restaurants around the world through franchise development. YRI opened 144 new traditional restaurants for the first quarter 2007, of which 94% were opened by franchisees.

    Note: Excluding the impact of the acquisition of the remaining 50% ownership of the Pizza Hut U.K. joint venture from Whitbread, the percentage change for the following financial measures in local currency terms is estimated to have been:



                                     % Change
-- Franchise & License Fees            +13
-- Franchisee Sales                    +11
-- Company Sales                       +2
-- Operating Margin %                  +3.6 pts
-- Operating Profit                    +23


    UNITED STATES BUSINESS



                                                   First Quarter
($ million, except restaurant counts
and percentages)                              2007    2006   % Change
                                             ------- ------- ---------
Key Financial Measures
Blended Same-Store-Sales Growth %
   Company                                       (6)     +4        NM
   System                                        (3)     +5        NM
Franchisee Sales                              2,932   2,912        +1
Company Sales                                 1,051   1,191       (12)
Franchise & License Fees                        149     148        +1
Restaurant Margin %                            13.3    15.0      (1.7)
Operating Margin %                             13.8    14.0      (0.2)
Operating Profit                                165     188       (11)

----------------------------------------------------------------------
Key Development Metrics
Total Traditional Restaurants                18,050  18,231        (1)
System Multibrand Restaurants                 3,474   3,160       +10
Franchise Restaurants                        13,964  13,630        +2


    For the first quarter, U.S. operating profit decreased 11% versus last year primarily due to a 6% decline in blended company same-store sales. The primary driver was Taco Bell, which lapped a very strong +8% in same-store-sales growth last year while dealing with two recent incidents that severely impacted first-quarter performance, resulting in a decline of 11% in first quarter same-store-sales growth at Taco Bell. However, our franchisees in general are doing better.

    U.S. system-same-store sales, which include franchisees, declined 3% versus company-only results of a 6% decline.

    Company sales declined 12% for the first quarter, 8% of the reduction was due to refranchising: converting company ownership to franchise, which changes the source of revenue from these restaurants to franchisee fees.

    For the first quarter, franchise sales and fees grew as a result of the expansion of our franchise-restaurant base due to the sale of 482 company-owned restaurants to franchisees (refranchising) over the past four quarters. In the first quarter of 2007, 105 U.S. restaurants were refranchised.

    UPDATES ON INCIDENTS AFFECTING U.S. BUSINESS

    Produce-Supply Incident at Taco Bell: In early December 2006, Taco Bell was linked to an E. coli issue associated with lettuce supplied to our restaurants in four Northeastern states. We immediately addressed the situation, and the outbreak was declared over by health authorities by mid-December. The company took swift action to remove and replace all produce from the affected restaurants with new ingredients from a new supplier. We provided regular updates to the public as and when new information became available and worked closely with all local, state, and federal health authorities to ensure the safety of our food and assist those who became ill. We have taken a number of added precautions since that time. In addition to the strict testing already conducted by our produce suppliers, we have since begun requiring that lettuce be tested at the farm before it even enters our supply chain. This new industry testing should benefit all purchasers of lettuce, not just our company, and our goal is to expand this to other produce as well. We also sponsored an industry symposium with the National Restaurant Association to discuss ways to strengthen the produce supply chain, and have proactively met with congressional leaders to improve federal food safety standards.

    Infestation Incident at a KFC-Taco Bell Restaurant in New York
City: In February of 2007, a KFC-Taco Bell restaurant in New York City became the subject of much adverse publicity as our franchisee attempted to resolve a rodent infestation issue at this Greenwich Village area restaurant. After the restaurant had been closed at the end of the day, a construction crew attempted to eliminate the problem, but unfortunately this only made the matter worse as the job was left unfinished for completion the next day. While the restaurant was closed, a video of the infestation was made and subsequently circulated on the Internet and throughout the news media. This had a negative impact on each brand, particularly on Taco Bell since it had just begun to recover from the previously discussed produce-supply issue in the region. Since the incident, this KFC-Taco Bell restaurant has been closed for business, and it will not reopen. Our Food Safety Council is using this incident to review and further strengthen our strict pest control standards in challenging urban environments such as New York City. To assist us, we hired Dr. Bobby Corrigan, a noted expert in pest control, to conduct an exhaustive and objective review of our process and to make further recommendations for improvements. We expect to review those recommendations by mid-May. We are determined to prevent this incident from happening again.

    U.S. FRANCHISE OWNERSHIP UPDATE

    Our current three-year U.S. refranchising plan, through 2008, is to sell approximately 1,500 company restaurants to franchisees, which will increase U.S. franchise ownership to approximately 83% of the system (17% company ownership) from 77% today.

    Since the beginning of 2006, a total of 557 company-owned U.S. restaurants were sold to franchisees, including 105 U.S. restaurants in the first quarter 2007.

    FREE CASH FLOW UPDATE

    For 2007, we expect to again return over $1 billion to shareholders through both significant share buy backs and dividends. This would be the third consecutive year that we have returned more than 100% of the company's net income to our shareholders. As we announced December 5, 2006, we doubled our quarterly dividend with the second-quarter 2007 payment from $0.15 previously to $0.30 per share.

    During the first-quarter 2007, we purchased 3.9 million shares at an average purchase price of $59.04.

    FOREIGN CURRENCY IMPACTS



(operating profit $ million)                                 2007
Division                                                 First Quarter
                                                         -------------
YRI                                                                +2
China                                                              +3


    YUM GROWTH MODEL AND 2007 OUTLOOK

    Long-Term Earnings Growth Model:

    -- China Division operating-profit growth of 20%. This growth is driven largely by new-unit development in mainland China. Our key metric is system-sales growth and our target is 20% driven by 375 new-restaurant openings.

    -- YRI Division operating-profit growth of 10%. This growth is driven mainly by new-unit development measured by system-sales growth of at least 5% (at least 3% unit growth and 2% to 3% same-store-sales growth) with 750 new-restaurant openings.

    -- U.S. operating-profit growth of 5% with same-store-sales growth of +2 to +3% and leverage of the G&A infrastructure.

    -- EPS growth of at least 10%. This assumes operating profit performance from our three lines of business as previously noted with additional benefit from reduction in shares outstanding due to substantial share buy backs.

    Full-Year 2007 Outlook:

    -- EPS growth is increased to at least 11%, or at least $3.23 per share, from prior EPS guidance of at least $3.21 or 10% growth.

    -- China and YRI Divisions' operating-profit growth is expected to at least meet the targets set forth in the long-term earnings growth model.

    -- U.S. operating profit growth is expected to be positive but lower than the long-term earnings growth model target.



    2007 First-Quarter End Dates       2007 Second-Quarter End Dates
------------------------------------ ---------------------------------
International Division    2/26/2007  International Division 5/21/2007
China Division            2/28/2007  China Division         5/31/2007
U.S. Business             3/24/2007  U.S. Business          6/16/2007


    CONFERENCE CALL

    Yum! Brands Inc. will host a conference call to review the company's financial performance and strategies at 9:15 a.m. ET
Wednesday, May 2, 2007.

    For U.S. callers, the number is 877/815-2029. For international callers, the number is 706/645-9271.

    The call will be available for playback beginning at noon Eastern Time Wednesday, May 2, through 5 p.m. Friday, May 11. To access the playback, dial 800/642-1687 in the United States and 706/645-9291 internationally. The playback pass code is 6094344.

    The call and the playback can be accessed via the Internet by visiting Yum! Brands' Web site, www.yum.com, and selecting
"1st-Quarter Earnings Webcast."

    For your added convenience . . . A podcast will be available within 24 hours of the end of the call at www.yum.com/investors.

    ADDITIONAL INFORMATION ONLINE

    First-quarter restaurant-count details, definitions of terms, and segment-results reconciliation are available online at http://investors.yum.com/phoenix.zhtml?c=117941&p=irol-newsEarnings.

    This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. These statements include those identified by such words as may, will, expect, project, anticipate, believe, plan and other similar terminology. These "forward-looking" statements reflect management's current expectations regarding future events and operating and financial performance and are based on currently available data. However, actual results are subject to future events and uncertainties, which could cause actual results to differ from those projected in this announcement. Accordingly, you are cautioned not to place undue reliance on forward-looking statements. Factors that can cause actual results to differ materially include, but are not limited to, changes in global and local business, economic and political conditions in the countries and territories where Yum! Brands operates, including the effects of war and terrorist activities; changes in currency exchange and interest rates; changes in commodity, labor and other operating costs; changes in competition in the food industry, consumer preferences or perceptions concerning the products of the company and/or our competitors, spending patterns and demographic trends; the impact that any widespread illness or general health concern may have on our business and the economy of the countries in which we operate; the effectiveness of our operating initiatives and marketing, advertising and promotional efforts; new-product and concept development by Yum! Brands and other food-industry competitors; the success of our strategies for refranchising and international development and operations; the ongoing business viability of our franchise and license operators; our ability to secure distribution to our restaurants at competitive rates and to ensure adequate supplies of restaurant products and equipment in our stores; unexpected disruptions in our supply chain; publicity that may impact our business and/or industry; severe weather conditions; effects and outcomes of pending or future legal claims involving the company; changes in effective tax rates; our actuarially determined casualty loss estimates; new legislation and governmental regulations or changes in legislation and regulations and the consequent impact on our business; and changes in accounting policies and practices. Further information about factors that could affect Yum! Brands' financial and other results are included in the company's Forms 10-Q and 10-K, filed with the Securities and Exchange Commission.

    Yum! Brands Inc., based in Louisville, Kentucky, is the world's largest restaurant company in terms of system restaurants with over 34,000 restaurants, which includes over 2,000 licensed restaurants, in more than 100 countries and territories. Four of the company's restaurant brands -- KFC, Pizza Hut, Taco Bell and Long John Silver's -- are the global leaders of the chicken, pizza, Mexican-style food and quick-service seafood categories respectively. Yum! Brands is the worldwide leader in multibranding, which offers consumers more choice and convenience at one restaurant location from a combination of KFC, Taco Bell, Pizza Hut, A&W or Long John Silver's brands. The company and its franchisees today operate over 3,400 multibrand restaurants. Outside the United States in 2006, the Yum! Brands' system opened about three new restaurants each day of the year, making it one of the fastest growing retailers in the world. For the past four years, the company has been recognized as one of Fortune Magazine's "Top 50 Employers for Minorities." It also has been recognized as one of the "Top 50 Employers for Women" by Fortune, one of the "40 Best Companies for Diversity" by Black Enterprise Magazine for the past two years, one of Black Enterprise Magazine's "30 Hottest Franchises for 2006, one of the "Corporate 100 Companies Providing Opportunities for Hispanics" by Hispanic Magazine, one of the "Top 50 Corporations for Supplier Diversity" by Hispanic Trends Magazine and by BusinessWeek as one of the "Top 15 Companies for In-Kind Corporate Philanthropy."



                          Yum! Brands, Inc.
                   Consolidated Summary of Results
           (amounts in millions, except per share amounts)
                             (unaudited)

                                              Quarter        % Change
                                         ------------------
                                         3/24/07   3/25/06     B/(W)
                                         --------  --------  ---------

Company sales                             $1,942    $1,819          7
Franchise and license fees                   281       266          5
                                         --------  --------
Total revenues                             2,223     2,085          7
                                         --------  --------

Costs and expenses
 Food and paper                              586       557         (5)
 Payroll and employee benefits               514       477         (7)
 Occupancy and other operating expenses      554       501        (11)
                                         --------  --------
Company restaurant expenses                1,654     1,535         (8)
General and administrative expenses          262       254         (3)
Franchise and license expenses                 8         8          1
Closures and impairment expenses               4         6         NM
Refranchising (gain) loss                     (1)        4         NM
Other (income) expense                       (20)       (4)        NM
                                         --------  --------
Total costs and expenses                   1,907     1,803         (6)
                                         --------  --------
Operating profit                             316       282         12
Interest expense, net                         36        35         (6)
                                         --------  --------
Income before income taxes                   280       247         13
Income tax provision                          86        77        (11)
                                         --------  --------
Net income                                  $194      $170         14
                                         ========  ========
Effective tax rate                          30.6%     31.3%
---------------------------------------- ========  ========
Basic EPS Data
----------------------------------------
  EPS                                      $0.73     $0.62         18
                                         ========  ========
  Average shares outstanding                 266       276          3
                                         ========  ========

Diluted EPS Data
----------------------------------------
  EPS                                      $0.70     $0.59         19
                                         ========  ========
  Average shares outstanding                 275       286          4
                                         ========  ========

Dividends declared per common share          $--    $0.115
                                         ========  ========

See accompanying notes.




                          Yum! Brands, Inc.
                   UNITED STATES Operating Results
                        (amounts in millions)
                             (unaudited)

                                           Quarter         % Change
                                      ------------------
                                      3/24/07   3/25/06      B/(W)
                                      --------  --------  ------------

Company sales                          $1,051    $1,191           (12)
Franchise and license fees                149       148             1
                                      --------  --------
 Revenues                               1,200     1,339           (10)
                                      --------  --------

Company restaurant expenses
 Food and paper                           300       340            12
 Payroll and employee benefits            326       359             9
 Occupancy and other operating
  expenses                                285       313             9
                                      --------  --------
                                          911     1,012            10
General and administrative expenses       122       126             4
Franchise and license expenses              5         4           (13)
Closures and impairment expenses           --         1            NM
Other (income) expense                     (3)        8            NM
                                      --------  --------
                                        1,035     1,151            10
                                      --------  --------
Operating profit                         $165      $188           (11)
                                      ========  ========

Company sales                           100.0%    100.0%
Food and paper                           28.4      28.5    0.1 ppts.
Payroll and employee benefits            31.1      30.2   (0.9) ppts.
Occupancy and other operating
 expenses                                27.2      26.3   (0.9) ppts.
                                      --------  --------
Restaurant margin                        13.3%     15.0%  (1.7) ppts.
                                      ========  ========

Operating margin                         13.8%     14.0%  (0.2) ppts.
                                      ========  ========


See accompanying notes.




                          Yum! Brands, Inc.
               INTERNATIONAL DIVISION Operating Results
                        (amounts in millions)
                             (unaudited)

                                           Quarter         % Change
                                      ------------------
                                      3/24/07   3/25/06      B/(W)
                                      --------  --------  ------------

Company sales                            $560      $359            56
Franchise and license fees                121       110            10
                                      --------  --------
 Revenues                                 681       469            45
                                      --------  --------

Company restaurant expenses
 Food and paper                           167       120           (39)
 Payroll and employee benefits            145        84           (72)
 Occupancy and other operating
  expenses                                175       109           (61)
                                      --------  --------
                                          487       313           (55)
General and administrative expenses        71        58           (23)
Franchise and license expenses              3         4            17
Closures and impairment expenses            4         4            NM
Other (income) expense                     (3)       (5)          (30)
                                      --------  --------
                                          562       374           (50)
                                      --------  --------
Operating profit                         $119       $95            25
                                      ========  ========

Company sales                           100.0%    100.0%
Food and paper                           29.7      33.5    3.8 ppts.
Payroll and employee benefits            25.9      23.5   (2.4) ppts.
Occupancy and other operating
 expenses                                31.3      30.2   (1.1) ppts.
                                      --------  --------
Restaurant margin                        13.1%     12.8%   0.3 ppts.
                                      ========  ========

Operating margin                         17.4%     20.1%  (2.7) ppts.
                                      ========  ========

See accompanying notes.




                          Yum! Brands, Inc.
                   CHINA DIVISION Operating Results
                        (amounts in millions)
                             (unaudited)

                                           Quarter         % Change
                                      ------------------
                                      3/24/07   3/25/06      B/(W)
                                      --------  --------  ------------

Company sales                            $331      $269            23
Franchise and license fees                 11         8            28
                                      --------  --------
 Revenues                                 342       277            23
                                      --------  --------

Company restaurant expenses
 Food and paper                           119        97           (23)
 Payroll and employee benefits             43        34           (23)
 Occupancy and other operating
  expenses                                 94        79           (18)
                                      --------  --------
                                          256       210           (21)
General and administrative expenses        20        15           (31)
Franchise and license expenses             --        --            NM
Closures and impairment expenses           --         1            NM
Other (income) expense                    (10)       (7)           41
                                      --------  --------
                                          266       219           (21)
                                      --------  --------
Operating profit                          $76       $58            31
                                      ========  ========

Company sales                           100.0%    100.0%
Food and paper                           36.1      36.0   (0.1) ppts.
Payroll and employee benefits            12.7      12.8    0.1 ppts.
Occupancy and other operating
 expenses                                28.3      29.4    1.1 ppts.
                                      --------  --------
Restaurant margin                        22.9%     21.8%   1.1 ppts.
                                      ========  ========

See accompanying notes.

China Division includes mainland China, Thailand and KFC Taiwan




                          Yum! Brands, Inc.
                Condensed Consolidated Balance Sheets
                        (amounts in millions)

                                                (unaudited)
                                                -----------
                                                   3/24/07   12/30/06
                                                -----------  ---------
ASSETS
Current Assets
Cash and cash equivalents                             $341       $319
Accounts and notes receivable, less allowance:
 $20 in 2007 and $18 in 2006                           278        220
Inventories                                             97         93
Prepaid expenses and other current assets              147        138
Deferred income taxes                                   53         57
Advertising cooperative assets, restricted              90         74
                                                -----------  ---------
 Total Current Assets                                1,006        901
Property, plant and equipment, net of
 accumulated depreciation and amortization of
 $3,161 in 2007 and $3,146 in 2006                   3,570      3,631
Goodwill                                               660        662
Intangible assets, net                                 343        347
Investments in unconsolidated affiliates               108        138
Other assets                                           369        369
Deferred income taxes                                  288        305
                                                -----------  ---------
 Total Assets                                       $6,344     $6,353
                                                ===========  =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Accounts payable and other current liabilities      $1,278     $1,386
Income taxes payable                                    86         37
Short-term borrowings                                   34        227
Advertising cooperative liabilities                     90         74
                                                -----------  ---------
 Total Current Liabilities                           1,488      1,724

 Long-term debt                                      2,208      2,045
Other liabilities and deferred credits               1,189      1,147
                                                -----------  ---------
 Total Liabilities                                   4,885      4,916
                                                -----------  ---------

Shareholders' Equity
Preferred stock, no par value, zero shares and
 250 shares authorized in 2007 and 2006,
respectively; no shares issued                          --         --
Common stock, no par value, 750 shares
 authorized; 262 shares and 265 shares issued
 in 2007 and 2006, respectively                         --         --
Retained earnings                                    1,613      1,593
Accumulated other comprehensive loss                  (154)      (156)
                                                -----------  ---------
 Total Shareholders' Equity                          1,459      1,437
                                                -----------  ---------
 Total Liabilities and Shareholders' Equity         $6,344     $6,353
                                                ===========  =========

See accompanying notes.




                          Yum! Brands, Inc.
           Condensed Consolidated Statements of Cash Flows
                        (amounts in millions)
                             (unaudited)

                                                       Year to date
                                                    ------------------
                                                    3/24/07   3/25/06
                                                    --------  --------
Cash Flows - Operating Activities
Net income                                             $194      $170
Depreciation and amortization                           112        99
Closures and impairment expenses                          4         6
Refranchising (gain) loss                                (1)        4
Deferred income taxes                                   (11)      (51)
Equity income from investments in unconsolidated
 affiliates                                             (13)      (11)
Excess tax benefit from share-based compensation        (11)      (20)
Share-based compensation expense                         14        16
Changes in accounts and notes receivable                (12)        8
Changes in inventories                                   (4)        2
Changes in prepaid expenses and other current assets     (6)      (13)
Changes in accounts payable and other current
 liabilities                                            (35)      (65)
Changes in income taxes payable                          53        72
Other non-cash charges and credits, net                  57        80
                                                    --------  --------
Net Cash Provided by Operating Activities               341       297
                                                    --------  --------

Cash Flows - Investing Activities
Capital spending                                        (93)      (72)
Proceeds from refranchising of restaurants               34        22
Short-term investments                                    5       (17)
Sales of property, plant and equipment                   12         8
Other, net                                               --        (2)
                                                    --------  --------
Net Cash Used in Investing Activities                   (42)      (61)
                                                    --------  --------

Cash Flows - Financing Activities
Repayments of long-term debt                             (2)       (4)
Revolving credit facilities, three month or less,
 net                                                    165        71
Short-term borrowings by original maturity
 More than three months - proceeds                        1        --
 More than three months - payments                     (183)       --
 Three months or less, net                              (11)       11
Repurchase shares of common stock                      (246)     (371)
Excess tax benefit from share-based compensation         11        20
Employee stock option proceeds                           28        44
Dividends paid on common shares                         (40)      (32)
                                                    --------  --------
Net Cash Used in Financing Activities                  (277)     (261)
                                                    --------  --------
Effect of Exchange Rate on Cash and Cash Equivalents     --         1
                                                    --------  --------
Net Increase (Decrease) in Cash and Cash Equivalents     22       (24)
Cash and Cash Equivalents - Beginning of Period         319       158
                                                    --------  --------
Cash and Cash Equivalents - End of Period              $341      $134
                                                    ========  ========

See accompanying notes.





Notes to the Consolidated Summary of Results, Condensed Consolidated Balance Sheets and Condensed Consolidated Statements of Cash Flows
        (amounts in millions, except per share amounts)
                          (unaudited)

(a)  Percentages may not recompute due to rounding.

(b) Amounts presented as of and for the quarter ended March 24, 2007 are preliminary.

(c) Other (income) expense primarily includes equity income from our investments in unconsolidated affiliates in our China and International Divisions. In the quarter ended March 24, 2007, other (income) expense also includes recognition of income of $5 million associated with receipt of payment for a note receivable arising from the 2005 sale of our fifty percent interest in the entity that operated almost all KFCs and Pizza Huts in Poland and the Czech Republic to our then partner in the entity. In the quarter ended March 25, 2006, other (income) expense also includes an $8 million charge associated with the termination of a beverage agreement in the United States segment.

(d) During the fourth quarter of 2006, we completed the acquisition of the remaining fifty percent ownership interest of our Pizza Hut United Kingdom ("PHUK") unconsolidated affiliate. This unconsolidated affiliate owned over 500 restaurants in the United Kingdom. Prior to this acquisition, we accounted for our interest under the equity method. In 2007, our financial statements are presented consolidating the PHUK's results of operations and cash flows. As a result of this acquisition, company sales and restaurant profit increased $173 million and $18 million, respectively, franchise fees decreased $7 million and general and administrative expenses increased $9 million compared to the quarter ended March 25, 2006. The impacts on operating profit and net income were not significant. Operating results for our PHUK business in the quarter ended
     March 24, 2007 include approximately $3.5 million in closures and impairment expenses.


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    CONTACT: Yum! Brands Inc., Louisville
             Analysts:
             Tim Jerzyk, 502-874-8006
             Senior Vice President, Investor Relations/Treasurer or
             Quan Nghe, 502-874-8918
             Director Investor Relations
             or
             Media:
             Amy Sherwood, 502-874-8200
             Vice President Public Relations